EXHIBIT 10.6

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

      This INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of February 3, 1997 (this "AGREEMENT"), is among EQUALNET HOLDING CORP., a Texas corporation ("BORROWER"), each of the lenders parties hereto (individually, a "LENDER" and, collectively, the "LENDERS"), COMERICA BANK -TEXAS, a Texas banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT"), and THE FURST GROUP, INC., a New Jersey corporation ("FURST").

                                R E C I T A L S:

      WHEREAS, the Lenders and Borrower are parties to a $25,000,000 Loan Facility Credit Agreement dated as of November 30, 1995 (as amended to date, including the Fourth Amendment thereto dated as of even date herewith, the "CREDIT AGREEMENT") pursuant to which, among other things, the Lenders have made certain Loans to Borrower (the "BANK LOANS"); and

      WHEREAS, terms defined in the Credit Agreement, and not otherwise defined herein, are used herein with their meanings so defined; and

      WHEREAS, the Loans and the other obligations of Borrower to the Lenders under the Credit Agreement are secured by a first lien on substantially all of Borrower's tangible and intangible real, personal or mixed Property now or hereafter subject to the Security Documents, including all of the Collateral described in the Credit Agreement (the "BANK LIENS"); and

      WHEREAS, it is proposed that Borrower and the Current Guarantors enter into a Note and Warrant Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT") with Furst pursuant to which Furst will purchase for an aggregate purchase price of $3,000,000 certain notes (the "FURST NOTES") issued by Borrower and the Current Guarantors, as co-makers, having an aggregate principal amount of $3,000,000, bearing interest at 10% per annum, maturing December 31, 1998, and with detachable, transferable warrants ("WARRANTS") to purchase 1,500,000 shares of common stock of Borrower at an exercise price of $2.00 per share attached thereto; and

      WHEREAS, pursuant to the Purchase Agreement it is proposed that Borrower grant to Furst a junior security interest in Borrower's Accounts and General Intangibles, whether now owned or hereafter acquired by Borrower (the "JUNIOR LIENS") to secure the Indebtedness of Borrower to Furst under the Purchase Agreement and the Furst Notes (the "FURST INDEBTEDNESS"); and

      WHEREAS, Section 8.1 of the Credit Agreement prohibits the Furst Indebtedness unless it is subordinated to the prior payment in full of the Obligations owed to the Lenders upon terms and conditions approved in writing by the Agent and the Majority Lenders; and

      WHEREAS, Section 8.2 of the Credit Agreement prohibits the creation of the Junior Liens; and

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      WHEREAS, the Lenders are willing to permit Borrower to issue the Furst
Notes and Warrants and to create the Junior Liens on the condition that Borrower and Furst enter into this Agreement providing for, among other things:

      (i) Subordination of the Furst Indebtedness and the Junior Liens to the Senior Indebtedness (hereinafter defined) and the Bank Liens, respectively;

      (ii) The possible repayment by Borrower of a portion or all of the Bank Loans with funds provided by Furst;

      (iii) The relationship between Furst and the Lenders in the event that Furst does so provide funds to pay a portion of the Bank Loans and a requirement that Furst continue making revolving loans to Borrower after the acquisition of a portion of the Bank Loans on the terms set forth in the Purchase Agreement; and

      (iv) The respective collateral positions of the Lenders and Furst after acquisition by Furst of a portion of the Bank Loans;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. CERTAIN DEFINITIONS: In addition to the terms defined in the Credit Agreement and/or otherwise defined herein, the following terms shall have the following meanings (all definitions that are defined or referred to in this Agreement in the singular have the same meanings when used in the plural and VICE VERSA):

            "COMPANY" shall mean Borrower and each of its Subsidiaries.

            "FURST" shall mean The Furst Group, Inc., a New Jersey corporation, each of its Subsidiaries, if any, and any successor, assignee or transferee of any of the Furst Indebtedness.

            "JUNIOR SECURITIES" means any capital stock of Borrower (including rights, warrants and options to acquire capital stock of Borrower) and Indebtedness of Borrower that is fully subordinated in right of payment to the Senior Indebtedness to the same extent as the Furst Indebtedness, does not exceed the Furst Indebtedness and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the stated maturity of the Furst Notes.

            "LEC" shall mean any local exchange carrier providing billing services on behalf of the Company through one or more local clearing houses.

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            "SENIOR INDEBTEDNESS" shall mean all obligations of the Company to pay the principal of and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), professional fees, expenses and other charges payable on or in connection with any Obligations of the Company under the Credit Agreement, the Guaranties and each of the other Loan Documents referred to in the Credit Agreement, whether outstanding on the date of this Agreement or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company.

            "SPRINT" shall mean Sprint Corp., a Delaware corporation, and its affiliates and their respective successors and assigns.

      2. CONSENT TO THE PURCHASE AGREEMENT, FURST NOTES, WARRANTS AND JUNIOR LIENS. The Agent and the Lenders: (i) consent to the Purchase Agreement, the Furst Notes, the Warrants and the Junior Liens, subject to the terms and conditions of this Agreement; and (ii) subject as aforesaid, acknowledge that the existence of the Purchase Agreement, the Furst Notes, the Warrants and the Junior Liens does not and will not constitute an Event of Default under the Credit Agreement.

      3.    SUBORDINATION OF THE FURST NOTES AND JUNIOR LIENS.

            (a) FURST INDEBTEDNESS AND JUNIOR LIEN SUBORDINATED TO SENIOR INDEBTEDNESS. The Furst Indebtedness and Junior Liens will at all times, up to (but not after, except as provided in (i) below) the consummation of the Purchase Event and the related payment to the Lenders referred to in Section 4 below (such period, the "SUBORDINATION PERIOD"), whether before, after or during the pendency of any proceeding under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law ("BANKRUPTCY PROCEEDING"), be junior, subject and subordinate to the Senior Indebtedness and the Bank Liens, regardless of the order of incurrence, filing or creation thereof as herein provided.

            (b)   NO PAYMENT ON FURST INDEBTEDNESS DURING SUBORDINATION PERIOD.

                  (i) No payment may be made by the Company on account of the principal of, premium, if any, or interest on the Furst Indebtedness or to acquire any of the Furst Indebtedness for cash or property (other than in Junior Securities, including by exercising the Warrants in exchange for Furst Indebtedness in accordance with the terms and conditions of the Purchase Agreement as in effect on the date hereof, but not otherwise) (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "PAYMENT DEFAULT"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

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                  (ii) Upon (A) the happening of an event of default (other than a Payment Default) that permits, or would permit with the passage of time or the giving of notice, or both, the holders of Senior Indebtedness or their representative the right to accelerate its maturity (a "NON-PAYMENT DEFAULT"), and (B) written notice of such Non-Payment Default given to the Company and Furst by the holders of Senior Indebtedness or their representative (a "PAYMENT NOTICE"), then, unless and until such Non-Payment Default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Furst Indebtedness, or to acquire or repurchase any of the Furst Indebtedness for cash or property, in any such case other than payments made with Junior Securities or by conversion of the Warrants as aforesaid. Notwithstanding the foregoing, unless (A) the Senior Indebtedness in respect of which such Non-Payment Default exists has been declared due and payable in its entirety within 270 days after the Payment Notice is delivered as set forth above (the "PAYMENT BLOCKAGE PERIOD"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to Furst during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Furst Indebtedness. Not more than one Payment Notice may be given in any 365-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

                  (iii) In furtherance of the provisions of this Section 3, in the event that, notwithstanding the foregoing provisions of this Section 3, any payment or distribution of assets of the Company (other than Junior Securities or common stock of Borrower issued in exchange for the Warrants) shall be received by Furst in respect of the Furst Indebtedness at a time when such payment or distribution is prohibited by the provisions of this Section 3, then such payment or distribution shall be received and held in trust by Furst for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by Furst to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

            (c) FURST INDEBTEDNESS SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION.

            Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

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                  (i) the holders of all Senior Indebtedness of the Company
      shall first be entitled to receive payments in full (or have such payment duly provided for) before Furst is entitled to receive any payment on account of the principal of, premium, if any, or interest on the Furst Indebtedness (other than Junior Securities);

                  (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which Furst would be entitled (by set off or otherwise), except for the provisions of this Section 3, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities), shall be received by Furst on account of the principal of or interest on the Furst Indebtedness before all Senior Indebtedness of the Company is paid in full, such payment or distribution shall be received and held in trust by Furst for the benefit of the holders of such Senior Indebtedness, or their representative, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness.

            (d) FURST TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

            Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, Furst shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Furst Indebtedness shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by the Company, or by or on behalf of Furst by virtue of this
Section 3, which otherwise would have been made to Furst shall, as between the Company and Furst, be deemed to be payment by the Company on account of Senior Indebtedness, it being understood that the provisions of this Section 3 are and are intended solely for the purpose of defining the relative rights of Furst, on the one hand, and the holders of Senior Indebtedness, on the other hand.

            If any payment or distribution to which Furst would otherwise have been entitled but for the provisions of this Section 3 shall have been applied, pursuant to the provisions of this Section 3, to the payment of amounts payable under Senior Indebtedness of the Company, then Furst shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions

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received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

            (e) OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

            Nothing contained in this Section 3 or elsewhere in this Agreement is intended to or shall impair as between the Company and Furst, the obligation of the Company, which is absolute and unconditional, to pay to Furst the principal of, premium, if any, and interest on the Furst Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of Furst and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent Furst from exercising all remedies otherwise permitted by applicable law upon default under the Furst Indebtedness, subject to the rights, if any, under this Section 3, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this
Section 3 or elsewhere in this Agreement, upon any distribution of assets of the Company referred to in this Section 3, Furst shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to Furst for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3 so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Section 3.

            (f) FURST ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

            Furst shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to Furst unless and until Furst shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative thereof and, prior to the receipt of any such written notice, Furst shall be entitled in all respects conclusively to assume that no such fact exists.

            (g) SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

            No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Section 3 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms

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of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of Furst.

            (h) SECTION 3 NOT TO PREVENT EVENTS OF DEFAULT.

            The failure to make a payment on account of principal of, premium, if any, or interest on the Furst Indebtedness by reason of any provision of this
Section 3 shall not be construed as preventing the occurrence of a default or an event of default under the Furst Indebtedness or in any way prevent Furst from exercising any right thereunder other than the right to receive payment on the Furst Indebtedness.

            (i) SUBORDINATION OF JUNIOR LIENS TO BANK LIENS. Furst does hereby expressly subordinate and make second, junior and inferior any and all liens, rights, powers, titles and interests of Furst under, pursuant to or by virtue of the Junior Liens to all liens, rights, titles and interests of the Lenders under, pursuant to or by virtue of the Bank Liens, and Furst agrees that all liens, rights, titles and interests of the Lenders shall be unconditionally first, prior and superior to any and all liens, rights, powers, titles and interests of Furst under, pursuant to or by virtue of the Junior Liens regardless of the order of filing or other form of perfection of the Bank Liens and the Junior Liens. Furst further agrees that any and all liens, rights, titles and interests of Furst under, pursuant to or by virtue of the Junior Liens shall be and remain expressly subject and subordinate to any renewal, extension, refinancing, consolidation, modification or supplement of the liens, rights, titles and interests of the Bank Liens, as well as any and all increases thereof. Notwithstanding the foregoing, from and after a Purchase Event (hereinafter defined), Furst's Lien on the Sprint and LEC Receivables (hereinafter defined), but no other Collateral other than the Sprint and LEC Receivables, shall no longer be subordinate to the Bank Liens and from and after the effectiveness of a Purchase Event, the Lenders shall no longer have a Lien on or against the Sprint and LEC Receivables. From and after a Purchase Event, Furst shall continue to have a second, junior and inferior Lien as provided above on all of the Collateral other than the Sprint and LEC Receivables.

      4. PURCHASE EVENT. Subject to any restrictions on the right of Furst so to do set forth in the Purchase Agreement, Furst shall have the right at any time after the date hereof and prior to the occurrence of a Bankruptcy Proceeding in respect of Borrower or any of its Subsidiaries, upon 10 days prior written notice to the Lenders and Borrower, to pre-pay on behalf of the Borrower effective as of the last business day of the month (the "EFFECTIVE DATE") during which such 10th day occurs a portion of the Bank Loans outstanding at such time in an amount (the "PURCHASED PORTION") equal to 87.5% of the Eligible Accounts of Borrower and its Subsidiaries arising with regard to services provided through Sprint and/or billed through an LEC (a "PURCHASE EVENT") provided that:

            (a) The amount of the Purchased Portion shall initially be based upon the Borrowing Base Certificate delivered (or Borrowing Base determined by the Agent in the absence of a current Borrowing Base Certificate) during the month of the Effective Date, such amount to be adjusted (upwards or downwards with an appropriate additional prepayment to be made by the Borrower - funded by Furst - or refunded by the Lenders - and repaid by the Borrower to Furst)

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based upon the Borrowing Base as of the Effective Date as reported in the
Borrowing Base Certificate delivered (or Borrowing Base determined by the Agent) with respect to the Borrowing Base as of the Effective Date in accordance with
Section 7.2 of the Credit Agreement;

            (b) The Refinancing Note evidencing the pre-payment made by Furst on behalf of the Borrower and the Furst Notes (collectively, the "FURST LOAN") will be secured by a first lien on the Accounts and General Intangibles associated with services provided by the Company through Sprint and/or billed through an LEC (the "SPRINT AND LEC RECEIVABLES"), and by a Junior Lien on Borrower's other Accounts and General Intangibles;

            (c) The portion of the Bank Loans not prepaid by Furst will continue to be secured by the Bank Lien on all of the Collateral other than the Sprint and LEC Receivables;

            (d) Each of Borrower, its Subsidiaries, Furst, the Agent and the Lenders will execute and deliver any documents (including, without limitation, changes to Dominion of Funds Loan Documents to transfer control over the lockboxes and accounts used to collect the Sprint and LEC Receivables to Furst) reasonably required to establish and/or confirm such order of priority of Liens on Borrower's assets;

            (e) The commitment of the Lenders to make Bank Loans will be reduced by an amount equal to the Purchased Portion pursuant to an amendment to the Credit Agreement in form and substance satisfactory to the Lenders in their absolute discretion;

            (f) Furst will be obligated to continue making revolving loans to Borrower in respect of the Sprint and LEC Receivables pursuant to the Purchase Agreement as in effect on the date hereof; and

            (g) Upon consummation of the Purchase Event and payment on the Effective Date of the purchase price to the Lenders equal to 100% of the Purchased Portion and interest accrued thereon through the date of purchase (subject to adjustment as provided in (a) above), the Subordination Period and the subordination provisions of Section 3 hereof (other than subordination of the Junior Liens to the Bank Liens in respect of all Collateral other than the Sprint and LEC Receivables) shall terminate and no longer exist.

      5. STANDSTILL PERIOD; PURCHASE OF REMAINDER OF THE BANK LOANS. For a period of 45 days after the Purchase Event, neither Furst nor the Lenders will declare a default under the Furst Loan or the Bank Loans, respectively, or cease making revolving credit loans to Borrower in accordance with the Purchase Agreement and the Credit Agreement, respectively, except for a Default or an Event of Default under the respective loan documentation first arising after the Purchase Event by reason of a payment default, a Bankruptcy Proceeding filed by Borrower or any of its Subsidiaries, the violation of any negative covenant set forth in Section 8 of the Credit Agreement or a violation of Section 7 of the Credit Agreement other than a default in respect of Sections 7.3 or 7.9 of the Credit Agreement. At any time prior to the expiration of such 45-day period, Furst may acquire

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the Bank Loans and the rights of the Lenders under the Credit Agreement in exchange for payment to the Banks in immediately available funds of the total amount of the Obligations then outstanding, such transfer of Bank Loans to be without recourse to the Lenders or the Agent and without representation or warranty of any name or nature from the Lenders or the Agent to Furst. After such 45-day period (or upon purchase by Furst as provided in the preceding sentence), each of the Lenders and Furst (or Furst, in the event of such purchase) will be free to exercise their remedies under the Loan Documents (in the case of the Lenders) and the Furst Notes, Purchase Agreement and any other documentation evidencing the Furst Loan (in the case of Furst) without consulting with or being required to seek the consent of the other party.

      6. MIGRATION. From and after a Purchase Event, Borrower and Furst agree that they will take no affirmative action to cause or encourage any customer of Borrower or its Subsidiaries that currently uses AT&T services provided and billed through the Company to switch services from AT&T or take any affirmative action to switch billing for such services through an LEC; PROVIDED, HOWEVER, that Furst may continue to solicit customers for its services in the ordinary course of Furst's business consistent with its usual and customary past business practices.

      7. NOTICE OF INTENT TO SELL THE BANK LOANS.

      (a) The Agent will give Furst 10 days' advance notice of the Lenders seeking actively to transfer all or any part of their interests in the Bank Loans (other than to the other Lender) to a Person or Persons other than one of the Lenders (and if a specific transferee has been identified and does not object to such disclosure, shall advise Furst of the identity of such transferee provided that Furst shall not communicate with any such transferee with respect to such proposed transfer) and shall permit Furst to acquire all or such part of the Bank Loans and the rights of the Lenders under the Credit Agreement at any time within such 10-day period in exchange for payment to the Lenders in immediately available funds of the total amount of the Obligations or such portion thereof then outstanding, such transfer of Bank Loans to be without recourse to the Lenders or the Agent and without representation or warranty of any name or nature from the Lenders or the Agent to Furst; PROVIDED, that (i) the Agent will represent to Furst in such notice that it has identified at least one proposed transferee that has indicated an interest to acquire all or a part of the Bank Loans and who the Agent believes in the exercise of its reasonable commercial judgment is capable of acquiring all or such part of the Bank Loans;
(ii) for a period of 30 days from the date hereof the Agent will not give such notice (and will not make any such transfer) with respect to, or to, a transferee (a "RESTRICTED TRANSFEREE") which is NOT a bank, a savings and loan association, an insurance company, an investment company or fund or another financial institution; and (iii) if any such transfer is to be made through a broker and the transferee is not identified by the broker, it will be assumed that such transferee is a Restricted Transferee; and PROVIDED, FURTHER, HOWEVER, that if within such 10-day period Furst: (i) notifies the Lenders that it intends to acquire the Bank Loans but requires additional time to make arrangements therefor; and (ii) pays to the Agent for the benefit of the Lenders a nonrefundable deposit equal to 5% of the Lenders' commitment to make Bank Loans then in effect, Furst shall have up to an additional 15 days from the date of such notice and payment to complete the acquisition of the Bank Loans as aforesaid. In the event that Furst fails to complete the

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acquisition within such 15-day period, the Lenders may retain such 5% deposit as liquidated damages. If Furst fails to acquire the Bank Loans in response to such notice of intent to transfer, then the Lenders shall have sixty days from the date of such notice within which to complete a transfer of the Bank Loans; PROVIDED, HOWEVER, that if within such 60-day period the Lenders identify a transferee different than the transferee referred to in the Agent's notice giving rise to such 60-day period, and such transferee is a Restricted
Transferee (or presumed so to be in the case of a brokered transaction with an unidentified transferee), the Agent will be required to give Furst a new 10 days' advance notice and all of the provisions of the first sentence of this
Section 7(a) shall apply to a transfer to such Restricted Transferee, including, without limitation, the right of Furst to extend such new 10-day period for up to 15 additional days by paying to the Lenders a nonrefundable 5% deposit. If such transfer is not completed within such 60-day period, the provisions of this
Section 7 shall apply to any subsequent transfer.

      (b) In the event that the Lenders transfer all or any portion of their interests in the Bank Loans and the Bank Liens in accordance with this Section 7 to Persons other than Furst, Furst and such Persons will be required as a condition to such transfer to execute and deliver any documents reasonably required to establish and/or confirm the order of priority of the Furst Indebtedness and the Senior Indebtedness acquired by such Persons and the order of priority of the Bank Liens and the Junior Liens as the same exists immediately prior to such transfer and Furst's rights under this Section 7 shall not apply to the Bank Loans or the portion thereof acquired by the transferee; PROVIDED, HOWEVER, that Furst's rights under Section 4 hereof shall survive such transfer.

      8. NO OTHER DEFAULT. Borrower hereby warrants and represents to the Agent, the Lenders and Furst that no Default or Event of Default has occurred and is continuing which has not been disclosed in writing to the Agent, the Lenders and Furst.

      9. CONDITIONS. No part of this Agreement shall become effective until Borrower and Furst, as appropriate, shall have delivered (or shall have caused to be delivered) to the Agent each of the following, in Proper Form:

            (a) the Fourth Amendment to the Credit Agreement;

            (b) certificates of the Secretary or any Assistant Secretary of Borrower, each of the Guarantors and Furst with respect to the charter documents of such parties, as to the incumbencies and signatures of their officers and as to actions taken to authorize the execution, delivery and performance of this Agreement;

            (c) certificates issued by the appropriate governmental authorities from the States of Delaware, New Jersey and Texas as to the existence, good standing and qualification to do business of Borrower, the Guarantors and Furst;

            (d) a Borrowing Base Certificate and each document or agreement required by the Forbearance Agreement dated as of January 31, 1997, among Borrower and the Lenders;

            (e) opinions of counsel for each of Borrower and Furst with respect to such matters as the Agent may reasonably require, including, in the case of Furst's counsel, the matters represented by Furst in Section 12 hereof;

            (f) the Lenders' restructuring fee in the amount of $25,000;

            (g) evidence of the payment of any and all legal fees and expenses incurred by the Agent and the Lenders in connection with this Agreement (including, without limitation, the negotiation and preparation of this Agreement and the related Loan Documents); and

            (h) documentation establishing a deposit account into which the proceeds of the Furst Notes and Warrants (and no other funds at any time) will be deposited (and evidence of such deposit), which account and proceeds (but no other accounts or funds of Borrower or any of its Subsidiaries) shall NOT be subject to offset or setoff by the Agent or the Lenders or the creation of any restriction on Borrower's access thereto.

      10. EXPENSES; INDEMNIFICATION. Borrower will pay all costs and expenses and reimburse the Agent and the Lenders for any and all expenditures of every character incurred or expended from time to time, regardless of whether a Default has occurred, in connection with the preparation, negotiation, documentation, recording, closing, renewal, revision, modification, increase, review, restructuring or enforcement of this Agreement.

      11. LIEN CONTINUATION. The Liens are hereby ratified and confirmed as securing and continuing to secure the payment of the Obligations existing on the date hereof as if they were originally described as "Indebtedness," as defined in and under each of the Security Agreements. Nothing herein shall in any manner diminish, impair or extinguish the Notes, any of the other Loan Documents or the Liens. The Liens are not waived. Except as hereby expressly modified, all terms of the Notes and the other Loan Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect.

      12. FURST'S REPRESENTATIONS AND WARRANTIES. Furst represents and warrants to the Agent and the Lenders that:

            (a) Furst is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey;

            (b) Furst has the corporate power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and in good standing in each state where the nature of its assets or business requires it to be so qualified;

            (c) Furst has the corporate power and authority to execute and perform this Agreement in accordance with its terms, and to do all other things required of it hereunder;

            (d) the execution, delivery and performance of this Agreement, (i) have been duly authorized by all requisite corporate action by Furst, (ii) do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Agent or will be completed or obtained concurrently with the execution and delivery of this Agreement, (iii) will not violate any provision of law, any order of any court or other agency of government, the organization documents of Furst, any provision of any indenture, agreement or other instrument to which Furst is a party, or by which it or any of its properties or assets are bound, (iv) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, agreement or other instrument, and (v) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Person except as contemplated hereby;

            (e) this Agreement is the valid and binding obligation of Furst, enforceable in accordance with its terms except for bankruptcy laws and equitable principles affecting the enforcement of creditors' rights generally.

            (f) No part of the Furst Indebtedness or any instrument evidencing or securing the same has been heretofore transferred or assigned, and Furst will not transfer or assign any part of the Furst Indebtedness nor any instrument evidencing the same while the Obligations remain unpaid; provided, however, Furst may transfer its interest in the Furst Notes, the Refinancing Notes and/or the Warrants to any of its Affiliates; provided, further, however, that any such transfer will not relieve Furst from any of its obligations to make revolving loans to Borrower after a Purchase Event as required by the Purchase Agreement as in effect on the date hereof. Any instrument evidencing the Furst Indebtedness will contain provisions referring specifically to this Agreement.

      13.   MISCELLANEOUS.

            (a) In the event of a breach by any party hereto of any of the provision of this Agreement, or in the event any representation or warranty contained herein or furnished to the Lenders by any party hereto shall prove to have been false when made, the Lenders shall have all rights provided to it under law or equity, including without limitation the right to sue the breaching party or parties to recover damages suffered by the Lenders as a result of such breach, and the right to obtain injunctive relief.

            (b) Furst and Borrower shall give, execute and deliver any notice, statement, instrument, document, agreement or other papers, and shall permit the Lenders, upon request, to make any notation or endorsement upon any promissory note or other instrument or documents evidencing or securing the Furst Indebtedness, that may be necessary or desirable, or that the Agent or the Lenders may reasonably request, in order to create, preserve or validate the rights of the Agent or the Lenders hereunder, to enable the Agent or the Lenders to exercise or enforce its rights hereunder, or otherwise to effect the purposes of this Agreement.

            (c) This Agreement may be modified or amended only by a written consent signed by each party hereto except that any modification or amendment to Sections 3, 4, 5 or 7 hereof shall not require the consent of Borrower. The provisions of the Purchase Agreement obligating Furst to continue making revolving loans to Borrower may not be amended, altered, waived or otherwise modified without the prior written consent of the Lenders; PROVIDED, HOWEVER, that in the event that the Lenders and Borrower amend the Credit Agreement after the date hereof in any manner that affects the obligations of the Lenders to make Loans to Borrower, Furst and Borrower may amend such provisions of the Purchase Agreement in the same manner and proportionally to the same extent (e.g. if the Lenders reduce their advance rate by 20%, Furst may reduce its advance rate by 20%).

            (d) Furst and Borrower agree that, if at any time all or any part of any payment previously applied by the Agent or the Lenders to the Obligations is or must be returned by the Agent or the Lenders - or recovered from the Agent or the Lenders - for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect, as if the prior application had not been made, and, in addition, Borrower hereby agrees to indemnify the Agent and the Lenders against, and to save and hold the Agent and the Lenders harmless from any required return by the Agent or the Lenders - or recovery from the Agent or the Lenders - of any such payments because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

            (e) Furst acknowledges that it has received a copy and is familiar with the terms of and conditions of the Credit Agreement and the other Loan Documents.

            (f) Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivery against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the following addresses (and if so given, shall be deemed given when mailed:

      If to Furst:                 The Furst Group, Inc.
                                   459 Oakshade Road
                                   Shamong, New Jersey  08088
                                   Attention:  Jeffrey L. Bockol

      with a copy to:              Morgan, Lewis & Bockius, LLP
                                   2000 One Logan Square
                                   Philadelphia, Pennsylvania  19103
                                   Attention:  Peter Sartorius

      If to Borrower:              EqualNet Holding Corp.
                                   1250 Wood Branch Park Drive
                                   Houston, Texas  77079-1212
                                   Attention:  Michael Hlinak

      with a copy to:              Fulbright & Jaworski L.L.P.
                                   1301 McKinney, Suite 5100
                                   Houston, Texas  77010
                                   Attention:  Joshua P. Agrons

      If to Agent or the Lenders:  Comerica Bank - Texas
                                   1508 W. Mockingbird Lane
                                   Dallas, Texas  75265-0282
                                   Attention:  Joseph W. Sullivan

      with a copy to:              Munsch Hardt Kopf Harr & Dinan, P.C.
                                   4000 Fountain Place
                                   1445 Ross Avenue
                                   Dallas, Texas  75202
                                   Attention:  Robert P. Nash

Borrower's address for notice may be changed at any time and from time to time, but only after thirty days' advance written notice to the other parties and shall be the most recent such address furnished in writing by Borrower to the other parties. Furst and the Agent and the Lenders' respective addresses for notice may be changed at any time and from time to time, but only after ten days' advance written notice to Borrower and the other creditor and each such party's address for notice shall be the most recent such address furnished in writing by such party to Borrower and the other creditor. Actual notice, however and from whomever given or received, shall always be effective when received.

            (g) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it.

            (h) This Agreement (i) shall be binding upon the parties hereto and their respective successors and assigns; and (ii) may be executed in several counterparts, and by the parties hereto on separate counterparts and each counterpart when so executed and delivered shall constitute an original Agreement, and all such separate counterparts shall constitute but one and the same Agreement.

            (i) This Agreement is performable in Dallas County, Texas, which shall be a proper place of venue for suit on or in respect of this Agreement. Furst and Borrower each irrevocably agrees that any legal proceeding in respect of this Agreement shall be brought in the district courts of Dallas County, Texas or the United States District Court for the Northern District of Texas, Dallas Division (collectively, the "SPECIFIED COURTS"). Furst and Borrower each hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Furst and Borrower each hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Furst and Borrower each further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Furst or Borrower, as the case may be, at its address as provided in this Agreement or as otherwise provided by Texas law. Nothing herein shall affect the right of the Agent or the Lenders to commence legal proceedings or otherwise proceed against Furst or Borrower, as the case may be, in any jurisdiction or to serve process in any manner permitted by applicable law. Furst and Borrower each agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

      14. RELEASE. EACH OF BORROWER AND GUARANTORS, BY THEIR JOINDER HEREIN, HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER THE AGENT AND THE LENDERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT AND FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION HEREOF BY THE APPLICABLE PERSON OR ENTITY, IF LATER). AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING BUT NOT LIMITED TO COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE.

              NOTICE PURSUANT TO TEX.  BUS. & COMM.  CODE SS.26.02

      THIS AGREEMENT CONSTITUTES A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED as of the date first above written.

                                          BORROWER:

                                          EQUALNET HOLDING CORP.,
                                          a Texas corporation

                                          By: /s/ MICHAEL L. HLINAK
                                             Name: Michael L. Hlinak
                                             Title: COO

                                          AGENT AND LENDER:

                                          COMERICA BANK - TEXAS,
                                          a Texas banking corporation

                                          By: /s/ JOSEPH W. SULLIVAN
                                             Name: Joseph W. Sullivan
                                             Title: Senior Vice President

                                          LENDER:

                                          WELLS FARGO (TEXAS), N.A.,
                                          a Texas banking corporation

                                          By: /s/ ROGER FRUENDT
                                             Name: Roger Fruendt
                                             Title: Vice President

                                          FURST:

                                          THE FURST GROUP, INC.,
                                          a New Jersey corporation

                                          By: /s/ JEFFREY L. BOCKOL
                                             Name: Jeffrey L. Bockol
                                             Title: Executive Vice President

                              GUARANTORS' CONSENTS

Guarantors hereby join in this Agreement to evidence Guarantors' consent to execution by Borrower and the Agent and the Lenders of this Agreement, to confirm that the Guaranties apply and shall continue to apply to the Credit Agreement, and the other Loan Documents and to acknowledge that without such consent and confirmation, the Agent and the Lenders would not execute this Agreement.

      EXECUTED effective as of the date first set forth above.

                                          EQUALNET CORPORATION,
                                          a Delaware corporation

                                          By: /s/ ZANE RUSSELL
                                          Name: Zane Russell
                                          Title: CEO

                                          TELESOURCE, INC.,
                                          a Texas corporation

                                          By: /s/ MARK VAN EMAN
                                          Name: Mark Van Eman
                                          Title: President

                                          EQUALNET WHOLESALE SERVICES, INC.

                                          By: /s/ ZANE RUSSELL
                                          Name: Zane Russell
                                          Title: CEO